Exhibit 99.1

Natural Health Trends Reports Fourth Quarter and Full Year 2025 Financial Results

– Net sales decreased 10% year over year, but increased 3% sequentially

– Restructuring initiatives to achieve $1.5 million annualized savings substantially complete

– Declared a quarterly cash dividend of $0.10 per share

LOS ANGELES – February 4, 2026 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the fourth quarter and full year ended December 31, 2025.

Fourth Quarter 2025 Financial Highlights

•	Revenue of $9.7 million increased 3% compared to $9.5 million in the third quarter of 2025 and declined 10% compared to $10.8 million in the fourth quarter of 2024.
•

Operating loss was $635,000 compared to $495,000 and $421,000 in the third quarter of 2025 and fourth quarter of 2024, respectively. Excluding restructuring-related charges of $283,000 recognized during the fourth quarter, operating loss would have been $352,000 during the quarter.

•

Net loss was $588,000, or $0.05 per diluted share, compared to net loss of $431,000, or $0.04 per diluted share, and net income of $176,000, or $0.02 per diluted share, in the third quarter of 2025 and fourth quarter of 2024, respectively. Despite the loss before income taxes, tax expense of $175,000 was recognized in the fourth quarter due to an increase in foreign tax expense.

•	The number of Active Members[1] were 26,650 at December 31, 2025 compared to 28,030 at September 30, 2025 and 30,870 at December 31, 2024.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve-month period.

Full Year 2025 Financial Highlights

•	Revenue of $39.8 million decreased 7% compared to $43.0 million in 2024.
•	Operating loss was $1.8 million, compared to $1.3 million in 2024.
•	Net loss was $882,000, or $0.08 per diluted share, compared to net income of $572,000, or $0.05 per diluted share, in 2024.

Management Commentary

“In the fourth quarter we managed to achieve a 3% sequential increase in revenue despite the difficult macroeconomic environment and continued pressure on consumer sentiment. We have substantially completed the major restructuring initiatives announced last quarter and expect to realize most of the associated $1.5 million annualized cost savings in the coming year. We also relocated about 40% of our total product sourcing base from America to East Asia, much closer to our main markets, to reduce tariff uncertainty and streamline logistics,” said Chris Sharng, President of Natural Health Trends Corp.

Mr. Sharng continued, “Looking ahead, 2026 marks our 25th Anniversary, a significant milestone for the Company. We have prepared an exciting program, including a big celebration in Hong Kong where we anticipate 1,500 attendees from around the world, signature products and incentives to leverage these moments effectively, and we are focused on making this anniversary a catalyst for renewed momentum.”

Balance Sheet and Cash Flow

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Net cash used in operating activities was $959,000 in the fourth quarter of 2025, compared net cash provided by operating activities of $88,000 in the fourth quarter of 2024. Net cash used in operating activities was $6.0 million in 2025, compared to $3.4 million in 2024. Before tax installment payments, the liability of which arises from the 2017 U.S. Tax Cuts and Jobs Act (the “Act Act”), cash used in operating activities was $943,000 in 2025, versus cash provided by operations of $602,000 a year ago. The Tax Act liability is now fully paid.

•	Total cash, cash equivalents and marketable securities were $28.9 million as of December 31, 2025, down from $32.0 million as of September 30, 2025.
•

On February 2, 2026, the Company’s Board of Directors declared a quarterly cash dividend of $0.10 on each share of common stock outstanding. The dividend will be payable on February 27, 2026 to stockholders of record as of February 17, 2026.

The Company expects to issue its 2025 audited financial results in late February with its Annual Report on Form 10-K to be filed with the United States Securities and Exchange Commission. These financial results are preliminary and the accompanying financial statements have not been audited or have not yet been reviewed by the Company’s independent accountants. Significant updates and revisions may be required before the release of the Company’s 2025 audited financial results.

Fourth Quarter and Full Year 2025 Financial Results Conference Call

Management will host a conference call to discuss the fourth quarter and full year 2025 financial results today, Wednesday, February 4, 2026 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Wednesday, February 4, 2026
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-800-330-6730
Participant ID:	992974

For those unable to participate during the live broadcast, a replay of the call will be available on the Company's Investor Relations website at https://ir.naturalhealthtrendscorp.com.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Forward-looking statements in this press release include statements relating to the anticipated effect of restructuring activities, including expected operational efficiencies and cost savings resulting therefrom, statements regarding technology investments, future growth and profitability, and statements relating to future dividends, the declaration and payment of which will be at the sole discretion of the Company’s board of directors. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on February 21, 2025 with the Securities and Exchange Commission (SEC), as well as in subsequent reports filed this year with the SEC. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACT:

Scott Davidson

Senior Vice President and Chief Financial Officer

Natural Health Trends Corp.

Tel (U.S.): 310-541-0888

investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31,
	2025	2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,813	$13,533
Marketable securities	22,060	30,407
Inventories	2,047	3,272
Other current assets	3,274	3,771
Total current assets	34,194	50,983
Property and equipment, net	153	190
Operating lease right-of-use assets	1,869	2,498
Restricted cash	7	34
Deferred tax asset	289	382
Other assets	1,916	1,272
Total assets	$38,428	$55,359
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$555	$895
Income taxes payable	5	4,908
Accrued commissions	1,958	2,021
Other accrued expenses	1,438	1,425
Deferred revenue	5,574	6,428
Amounts held in eWallets	2,838	3,286
Operating lease liabilities	869	1,127
Other current liabilities	451	709
Total current liabilities	13,688	20,799
Deferred tax liability	180	174
Operating lease liabilities	1,131	1,514
Total liabilities	14,999	22,487
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	85,033	84,901
Accumulated deficit	(36,436)	(26,344)
Accumulated other comprehensive loss	(784)	(1,301)
Treasury stock, at cost	(24,397)	(24,397)
Total stockholders’ equity	23,429	32,872
Total liabilities and stockholders’ equity	$38,428	$55,359

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Net sales	$9,749	$10,846	$39,776	$42,963
Cost of sales	2,643	2,802	10,523	11,178
Gross profit	7,106	8,044	29,253	31,785
Operating expenses:
Commissions expense	3,926	4,549	16,302	17,571
Selling, general and administrative expenses	3,815	3,916	14,759	15,513
Total operating expenses	7,741	8,465	31,061	33,084
Loss from operations	(635)	(421)	(1,808)	(1,299)
Other income, net	222	396	1,241	1,919
Income (loss) before income taxes	(413)	(25)	(567)	620
Income tax provision (benefit)	175	(201)	315	48
Net income (loss)	$(588)	$176	$(882)	$572
Net income (loss) per common share:
Basic	$(0.05)	$0.02	$(0.08)	$0.05
Diluted	$(0.05)	$0.02	$(0.08)	$0.05
Weighted-average number of common shares outstanding:
Basic	11,507	11,478	11,496	11,467
Diluted	11,507	11,486	11,496	11,490

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:	(Unaudited)
Net income (loss)	$(882)	$572
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	109	131
Net accretion of marketable securities	(375)	(441)
Share-based compensation	132	145
Noncash lease expense	1,140	1,087
Deferred income taxes	102	17
Changes in assets and liabilities:
Inventories	1,274	1,000
Other current assets	1,224	(113)
Other assets	(640)	(421)
Accounts payable	(341)	(94)
Income taxes payable	(4,902)	(3,862)
Accrued commissions	(111)	(19)
Other accrued expenses	(7)	271
Deferred revenue	(854)	245
Amounts held in eWallets	(445)	(672)
Operating lease liabilities	(1,142)	(1,151)
Other current liabilities	(279)	(62)
Net cash used in operating activities	(5,997)	(3,367)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(68)	(57)
Purchases of marketable securities	(50,742)	(70,431)
Proceeds from maturities of marketable securities	58,958	40,413
Net cash provided by (used in) investing activities	8,148	(30,075)
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(9,210)	(9,213)
Net cash used in financing activities	(9,210)	(9,213)
Effect of exchange rates on cash, cash equivalents and restricted cash	312	5
Net decrease in cash, cash equivalents and restricted cash	(6,747)	(42,650)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	13,567	56,217
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$6,820	$13,567
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Right-of-use assets obtained in exchange for operating lease liabilities	$487	$124